Exhibit 23.1


                        Venturian Corp. and Subsidiaries


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 4, 2000 (except for Note 16, as to which the date is February 25, 2000) accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Venturian Corp. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Venturian Corp. on Forms S-8 (File No. 2-93660, effective October 29, 1984 and File No. 333-09223, effective August 30, 1996).




                                       /s/ GRANT THORNTON LLP


Minneapolis, Minnesota
March 6, 2000